Exhibit 10.7

SHARE SURRENDER AGREEMENT

THIS SHARE SURRENDER AGREEMENT (this “Agreement”) is made as of May 28, 2021, by and among Prime Number Acquisition I Corp., a Delaware corporation (the “Company”), Prime Number Acquisition LLC, a Delaware limited liability company (“Sponsor A”), and Glorious Capital LLC, a Delaware limited liability company, (“Sponsor B and together with Sponsor, the “Stockholders” and each such entity, a “Stockholder”).

WHEREAS, on April 7, 2021, the Sponsor A, acquired 1,357,000 shares of Class B common stock, par value 0.0001 per share of the Company (the “Class B Common Stock”), and the sponsor B acquired 80,500 shares of Class B Common Stock.

WHEREAS, the Company is contemplating an initial public offering and the Stockholders have deemed it appropriate to surrender to the Company certain shares (the “Shares”) of Class B Common Stock, as set forth on Schedule A hereto.

NOW, THEREFORE, in consideration for their mutual promises and intending to be legally bound, the parties agree as follows:

1. Surrender of Shares

(a) Surrender and Acceptance by Company. The Stockholders hereby surrender (the “Surrender”) to the Company, and the Company hereby accepts from the Stockholders, the Shares, free and clear of any liens, mortgages, adverse claims, charges, security interests, encumbrances, any interest of any third party or other restrictions or limitations whatsoever of any kind.

(b) Effective Time of Surrender. The Surrender shall become effective immediately upon the execution of this Agreement.

2. Applicable Law. This Agreement shall be governed by the laws of the State of Delaware without regard to the rules of conflict of laws of such state that would cause the laws of another jurisdiction to apply.

3. Entire Agreement; Amendments. This Agreement and the documents contemplated hereby represent the entire agreement among the parties hereto with respect to the subject matter hereof, and no amendment hereto shall be effective unless in writing and signed by the party sought to be charged thereby.

4. Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Facsimile and other electronically scanned signatures shall be deemed originals for all purposes of this Agreement.

5. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, Sponsor A or Sponsor B, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Prime Number Acquisition I Corp.
By:	/s/ Dongfeng Wang
	Name:	Dongfeng Wang
	Title:	CEO

Prime Number Acquisition LLC
By:	/s/ Dongfeng Wang
	Name:	Dongfeng Wang
	Title:	Manager

Glorious Capital LLC
By:	/s/ Benedict Perez
	Name:	Benedict Perez
	Title:	Manager

Signature Page to Share Surrender Agreement

Schedule A

Stockholder	Number of Shares Surrendered
Prime Number Acquisition LLC	271,400
Glorious Capital LLC	16,100